Exhibit 99.1

FOR RELEASE:	April 8, 2011

Geoffrey R. Hopkins, President

(910) 641-0044

WACCAMAW BANKSHARES RECEIVES LETTER FROM NASDAQ RELATING TO ITS LATE

FORM 10-K

Whiteville, NC, April 8, 2011 – Waccamaw Bankshares, Inc. (NASDAQ: WBNK), the bank holding company for Waccamaw Bank, announced today that it received a non-compliance notice from the NASDAQ Stock Market stating that the company was not in compliance with NASDAQ Listing Rule 5250(c)(1) because the company has not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The notification has no immediate effect on the listing or trading of the company’s common stock on the NASDAQ Global Market. The NASDAQ letter indicated that the company has until June 3, 2011, to submit a plan to regain compliance. If such a plan is timely submitted by the company, the NASDAQ staff can grant the company up to 180 calendar days from the due date of the Form 10-K (or until September 27, 2011) to regain compliance.

As disclosed in the company’s Form 12b-25, Notification of Late Filing, filed with the Securities and Exchange Commission on March 31, 2011, the company has not yet completed its audited financial statements for the fiscal year ended December 31, 2010. If, for any reason, the company is unable to file its Form 10-K prior to June 3, 2011, the company intends to submit a plan to regain compliance to NASDAQ no later than June 3, 2011. No assurance can be given that NASDAQ will accept the company’s compliance plan or grant an exception for the full 180-day period contemplated by the NASDAQ Listing Rules. Under the NASDAQ rules, the company’s common stock will continue to be listed on NASDAQ until June 3, 2011, and for any exception period that may be granted to the company by NASDAQ. However, until the company regains compliance, quotation information for the company’s common stock will include an indicator of the company’s non-compliance and the company will be included in a list of non-compliant companies on the NASDAQ website.

About Waccamaw Bankshares, Inc.

Waccamaw Bankshares, Inc., is the holding company for Waccamaw Bank, a North Carolina-chartered community bank. We are headquartered in Whiteville, North Carolina and conduct our business through seventeen full-service banking offices located in Whiteville, Tabor City, Chadbourn, Elizabethtown, Shallotte (2), Holden Beach, Southport (2), Sunset Beach, Oak Island, and Wilmington, North Carolina and Heath Springs, Conway (2), Socastee, and Little River, South Carolina. Our primary market area includes Columbus, Bladen, Brunswick and New Hanover Counties of North Carolina and Lancaster and Horry Counties of South Carolina. Waccamaw Bank began operations in Whiteville, North Carolina on September 2, 1997 and on June 30, 2001 became our wholly owned subsidiary upon completion of our reorganization into a bank holding company. We conduct all of our business activities through our banking subsidiary, Waccamaw Bank. The bank’s deposits are insured up to applicable limits by the FDIC. Our principal executive office is located at 110 North J.K. Powell Boulevard, Whiteville, North Carolina 28472 and our telephone number is (910) 641-0044. Our website is www.waccamawbank.com .

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission. Waccamaw Bankshares, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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